UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2007

GOLF TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-22091	33-0724736
(Commission File Number)	(IRS Employer Identification No.)

10 North Adger’s Wharf, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-4653

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 16, 2007, Golf Trust of America, Inc. (the “Company”), Golf Trust of America, L.P. (the Company’s operating partnership) and GTA-IB, LLC, GTA-IB Golf Resort, LLC, GTA-IB Condominium, LLC and GTA-IB Management, LLC (the operating partnership’s subsidiaries) (collectively, the “Seller”) completed the sale of the business (the “Business”) of the Innisbrook Resort and Golf Club (the “Resort”) and all of GTA-IB Golf Resort, LLC’s equity interest in Golf Host Securities, Inc.  As previously announced in the Current Report on Form 8-K filed by the Company on June 26, 2007, the sale was made to Salamander Innisbrook Securities, LLC, Salamander Innisbrook Condominium, LLC and Salamander Innisbrook, LLC (collectively, the “Buyer”) pursuant to the Asset Purchase Agreement dated June 25, 2007 (the “APA”).

As part of the sale of the Business, the Buyer has assumed operation and control of the Resort’s rental pool (the “Rental Pool”), which, as described in the Company’s 2006 Annual Report on Form 10-K filed on April 2, 2007, is a securitized pool of condominiums owned by participating persons (the “Participating Owners”) and rented as hotel rooms to guests of the Resort.  The Rental Pool obligated GTA-IB, LLC to make quarterly distributions of a percentage of room revenues to Participating Owners under the Amended and Restated Innisbrook Rental Pool Master Lease Agreement, dated January 1, 2004 (the “Master Lease”).  The Master Lease also entitled Participating Owners to 50% reimbursement of the refurbishment costs of their units (the “Refurbishment Program”).  Obligations in connection with the Refurbishment Program, along with all other obligations under the Master Lease, passed to the Buyer upon the closing of the APA.

The purchase price received by the Seller from the Buyer was approximately $35,000,000 in cash, plus (a) $4,000,000 to be used to settle certain obligations of the Resort, and (b) the assumption of certain liabilities.  The purchase price is subject to certain post-closing working capital adjustments, as set forth in the APA.

A copy of the Company’s press release, dated July 16, 2007, announcing the completion of the sale, is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01.  Other Events.

Exercise of Option to Repurchase Preferred Stock

As previously disclosed on the Current Report on Form 8-K filed by the Company on June 26, 2007, the Company and AEW Targeted Securities Fund, L.P. (“AEW”) entered into an Option Agreement, dated June 25, 2007 (the “Option Agreement”), which granted the Company the option to purchase all 800,000 shares of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock (the “Preferred Stock”) held by AEW.  On July 16, 2007, the Company exercised this option at an exercise price of $17,500,000, subject to certain post-closing adjustments, as set forth in the Option Agreement.

Troon Termination Agreement

On July 13, 2007, GTA-IB, LLC entered into a Facility Management Agreement Termination Agreement (the “Troon Termination Agreement”) with Troon Golf, L.L.C., a Delaware limited liability company (“Troon”), pursuant to which the Facility Management Agreement, dated as of July 15, 2004, as amended (the “Management Agreement”), that contemplated the management and operation of the golf facilities of the Resort, was terminated on July 15, 2007 (the “Termination”).

Under the Troon Termination Agreement (a) Troon will be entitled to retain all sums received by it prior to the Termination, and (b) GTA-IB, LLC will pay Troon $177,000 in connection with accrued fees and reimbursable expenses and a supplemental fee of $800,000 due pursuant to the Management Agreement (the “Troon Supplemental Fee”).  These amounts were previously accrued and recorded in our financial statements.

Westin Termination Fee

As described in the Company’s 2006 Annual Report on Form 10-K filed on April 2, 2007, pursuant to the Termination and Release Agreement between the Company, GTA-IB, LLC and Westin Hotel Management L.P. (“Westin”), dated September 28, 2006, Westin was entitled to a termination fee (the “Westin Termination Fee”).  In connection with the closing of the APA, the Company made a payment to Westin in full satisfaction of that obligation in the amount of $5,402,781.  This amount was previously accrued and recorded in our financial statements.

Item 9.01.  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

Pro forma financial information required pursuant to Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)  Exhibits

99.1  Unaudited pro forma condensed consolidated financial statements of the Company giving effect to the disposition of assets described in Items 2.01 and 8.01 of this Current Report on Form 8-K.

99.2  Press Release of Golf Trust of America, Inc., dated July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

Date: July 20, 2007	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer